UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2011

SILVER HORN MINING LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-25097	65-0783722
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

3266 W. Galveston Drive
Apache Junction, Arizona 85120
 (Address of principal executive offices) (zip code)

 (480) 288-6530
(Registrant's telephone number, including area code)

_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2011, the Company entered into subscription agreements (the “Agreements”) with certain investors (the “Investors”) whereby it sold an aggregate of 11 million shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $0.05 per share and an aggregate purchase price of $550,000 (the “Offering”).  As set forth in the Agreements, the Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission (the “SEC”) covering 50% of the shares of the Common Stock sold to each Investor in the Offering within 60 days (the “Filing Date”).  The Company has agreed to use its best efforts to cause the registration statement to be declared effective within 120 days (the “Effectiveness Deadline”).

The Company has agreed to maintain the effectiveness of the registration statement from the effective date until the date all securities have been sold or are otherwise freely tradeable under the Securities Act of 1933, as amended (the “Securities Act”).  If a registration statement is not filed on or prior to the Filing Date, or is not effective with the SEC on or prior to the Effectiveness Deadline, the Company will make payments to the Investors of 1% of the Investors’ investment for every thirty (30) day period up to a maximum of 5% following the Filing Date or the Effectiveness Deadline, as applicable.  Such payments shall be made to the Investors in cash or shares of Common Stock, at the Company’s option.

Except for certain issuances, in the event that in the next 18 months the Company issues any shares of Common Stock or securities convertible into Common Stock at a price per share or conversion price or exercise price per share that is less than the purchase price per share for the shares of Common Stock sold in the Offering without the consent of the Investors, the Company shall issue to the Investors such additional number of shares of Common Stock such that the Investors shall own an aggregate total number of shares of Common Stock as if the Investors had purchased the shares of Common Stock sold in the Offering at the lower price issuance.

The foregoing is not a complete summary of the terms of the Offering described in this Item 1.01 and reference is made to the complete text of the form of Subscription Agreement and Supplement No. 1 to Subscription Agreement, attached hereto as Exhibits 10.1 and 10.2.

Item 3.02  Unregistered Sales of Equity Securities.

The information described in Item 1.01 above that is required to be disclosed under this Item 3.02 is hereby incorporated by reference into this Item. The 11 million shares of Common Stock issued on May 23, 2011 were all issued only to “accredited investors,” as such term is defined in the Securities Act or pursuant to Regulation S promulgated under the Securities Act, were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) or Rule 903 of Regulation S under the Securities Act and the corresponding provisions of state securities laws.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement
10.2	Supplement No. 1 to Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER HORN MINING LTD.

Dated: May 26, 2011	By:	/s/ Daniel Bleak
Daniel Bleak Chief Executive Officer